Exhibit 99.1

AeroGrow Reports Results for the Third Quarter Ended December 31, 2014

•	Sales increase 121% to $11.0 million; record quarterly operating profit and EBITDA

•	Retail channel sales increase 241% to $8.3 million

•	Multiple new products launched during quarter

BOULDER, CO—(Marketwired – February 17, 2015) – AeroGrow International, Inc. (OTCQB: AERO) (“AeroGrow” or the “Company”), which sells the Miracle-Gro AeroGarden® line of high output, soil-free indoor gardens, seed pod kits and hydroponic nutrients, today announced financial results for the quarter ended December 31, 2014, the third quarter of the Company’s fiscal 2015.

For the three months ended December 31, 2014, the Company recorded total revenue of $11.0 million, an increase of 121% over the same period in the prior year.  Profit from Operations for the quarter was $914,000, a year-over-year increase of 146%, with quarterly EBITDA increasing 139% to $1.6 million.

 “The headline for the quarter is our tremendous revenue growth coupled with significant profitability” said President and CEO J. Michael Wolfe.  “Our core strategy for fiscal year 2015 has been to grow at a rapid rate while generating at least a modest bottom line, and these results are a strong validation of our approach.  Quarterly revenue exceeded annual revenue for all of fiscal 2014 and I think this speaks to the velocity of our growth and the emerging acceptance of our product line in the market place.

“Our growth was driven largely by sales in our Retail distribution channel, which increased by 241% over the prior year period.  We continued to show strong results with our on-line retail partners, including Amazon, Costco.com, Walmart.com, HomeDepot.com, and others.  Additionally, the Fall of 2014 marked our re-entry into the in-store retail distribution channel where we tested with multiple accounts at different price points, demographics and geographies.  These tests included Costco, Walmart, True Value and others.   Overall, we are pleased with the results we achieved in this area while also learning a great deal about how to better execute our in-store efforts.   As we go forward, we now have a base to build on and are very excited about our future in this important channel.

“Our Direct-to-Consumer channel generated 6.0% growth over the prior year period, which we view as solid given all of the new distribution that created competition for this channel, but increased sales overall.  In addition, the focus of our marketing resources were shifted to help drive retail sales.  We also felt that our new product introductions were well received during the holiday shopping season.

“Significantly, we were able to deliver the 121% revenue growth while increasing EBITDA by 139% to $1.6 million, reflecting the leverage that is inherent in our business.  Our gross margins declined primarily due to the substantial shift toward the lower margin retail channel, but also as we spent to assist retailers in featuring the AeroGarden at the point of purchase, to ensure timely shipments after delays at ports on the west coast, and as a result of higher proportional royalties paid to the Scotts Miracle-Gro Company.

“We are very proud of these results and the progress that we have made.  We now look forward to building on everything we learned during the Fall of 2014 and continuing our trend of strong growth in Fiscal 2016 and beyond.”

Forward-Looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by J. Michael Wolfe and/or the Company, statements regarding growth of the AeroGarden product line, ability to raise capital, optimism related to the business, expanding sales, market acceptance of developments and enhancements to our product line, improved margins and profitability, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including in "Item 1A Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2013. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company's publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

AEROGROW INTERNATIONAL, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months ended December 31,
(in thousands, except per share data)	2014	2013
Net revenue	$10,980	$4,968
Cost of revenue	7,635	2,867
Gross profit	3,345	2,101

Operating expenses
Research and development	83	53
Sales and marketing	1,724	1,188
General and administrative	624	489
Total operating expenses	$2,431	$1,730

Profit (loss) from operations	914	371

Other (expense) income, net
Fair value changes in derivative warrant liability	373	(18)
Interest expense	-	(14)
Interest expense – related party	(106)	(2)
Other (expense) income, net	(1)	(35)
Total other (expense) income, net	266	(69)

Net income (loss)	$1,180	$302
Less: Deemed dividend on convertible preferred stock	-	-
Change in fair value of preferred stock dividend	(153)	(226)
Net income (loss) attributable to common shareholders	$1,027	$76

Net income (loss) per share, basic	$0.16	$0.01

Net income (loss) per share, diluted	$0.15	$0.01

Weighted average number of common shares outstanding, basic	6,536	5,906

Weighted average number of common shares outstanding, diluted	6,775	5,992

AEROGROW INTERNATIONAL, INC.
CONDENSED BALANCE SHEETS

	December 31, 2014	March 31, 2014
(in thousands, except share and per share data) ASSETS	(Unaudited)	(Derived from Audited Statements)
Current assets
Cash	$2,261	$1,707
Restricted cash	15	15
Accounts receivable, net of allowance for doubtful accounts of $54 and $5 at December 31, 2014 and March 31, 2014, respectively	5,401	573
Other receivables	152	187
Inventory	3,472	1,311
Prepaid expenses and other	219	306
Total current assets	11,520	4,099
Property and equipment, net of accumulated depreciation of $3,205 and $3,024 at December 31, 2014 and March 31, 2014, respectively	594	298
Other assets
Intangible assets	2	2
Deposits	156	145
Total other assets	158	147
Total assets	$12,272	$4,544

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$2,753	$553
Accrued expenses	1,002	306
Deferred rent	1	3
Notes payable – related party	4,643	-
Derivative warrant liability	2,369	2,530
Debt associated with sale of intellectual property	220	258
Total current liabilities	10,988	3,650
Commitments and contingencies
Stockholders' equity (deficit)
Preferred stock, $.001 par value, 20,000,000 shares authorized, 2,649,007 issued and outstanding at December 31, 2014 and March 31, 2014	3	3
Common stock, $.001 par value, 750,000,000 shares authorized, 6,536,018 and 6,129,326 shares issued and outstanding at December 31, 2014 and March 31, 2014, respectively	7	6
Additional paid-in capital	81,232	79,563
Stock dividend to be distributed	598	1,456
Accumulated deficit	(80,556)	(80,134)
Total stockholders' equity	1,284	894
Total liabilities and stockholders' equity	$12,272	$4,544

AEROGROW INTERNATIONAL, INC.
EBITDA CALCULATION

	Three Months Ended December 31,
	(in thousands)
	2014	2013
Operating profit (loss)	$914	$371
Add back non-cash items:
Depreciation	76	42
Amortization	-	-
Stock based compensation	88	89
Common stock warrant expense	-	18
Scott’s Miracle-Gro IP royalty and branding license	557	165
Total non-cash items	721	314
Adjusted EBITDA	$1,635	$685

The U.S. GAAP measure most directly comparable to Adjusted EBITDA is income (loss) from operations. The non-U.S. GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net earnings. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP and has important limitations as an analytical tool. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net earnings and is defined differently by different companies, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Conference Call Details

The conference call is scheduled for 5:00pm EST on February 17, 2015. To participate in the call, please dial:

U.S. (Toll Free): 1 (877) 300-8521
Toll/International: 1 (412) 317-6026

A telephonic replay of the call will be available within 2 hours of completion and will be available for the next 24 hours. Additionally, you will be able to access the audio file for 90 days following the completion of the call through the AeroGrow website at www.aerogrow.com/investors until May 18, 2015. To access the replay by phone, please dial:

U.S. and Canada: 1 (877) 870-5176
Toll/International: 1 (858) 384-5517
Conference Number: 10060244

About AeroGrow International, Inc. Headquartered in Boulder, Colorado, AeroGrow International, Inc. is the leader in the rapidly growing indoor gardening category. AeroGardens allow anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. With an AeroGarden…you can grow anything! In April 2013, AeroGrow entered into a strategic partnership with Scotts Miracle-Gro to continue to expand the indoor gardening market. For more information, visit http://www.aerogrow.com.

Investor Relations:

Genesis Select Corp.
Budd Zuckerman
bzuckerman@genesisselect.com
303-415-0200

OR

Grey Gibbs
Vice President of Finance and Accounting
grey@aerogrow.com
303-444-7755